REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Hero Capital Profits Limited
Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong

We have audited the accompanying balance sheet of Hero Capital Profits Limited and Subsidiary (the “Company”) as of June 30, 2009 and 2008, and related statements of operations, stockholders’ deficit, and cash flows for the years ending June 30, 2009 and 2008. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hero Capital Profits Limited as of June 30, 2009 and 2008 and the results of its operations and its cash flows for the years ending June 30, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/Lake & Associates CPA’s LLC
Lake & Associates, CPA’s LLC
Schaumburg, Illinois
July 29, 2009

HERO CAPITAL PROFITS LIMITED
AUDITED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND 2008

ASSETS	6/30/2009	6/30/2008
CURRENT ASSETS
Cash and cash equivalents	$86,408	$136,219
Accounts receivable,trade-net	2,479,117	618,588
Inventory	730,065	821,253
Prepayment	1,437,450	133,735
Other receivable	-	127,489
Prepaid Taxes	-	3,843
Other current assets	-	5,535
TOTAL CURRNET ASSETS	4,733,040	1,846,662

FIXED ASSETS
Property, plant, and equipment	631,362	245,434
Accumulated depreciation	(89,706)	(53,227)
NET FIXED ASSETS	541,656	192,207

TOTAL ASSETS	5,274,696	2,038,869

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term borrowings	73,186	218,688
Accounts payable	346,482	240,911
Other payables and accrued liabilities	460,048	78,404
Received in advance	128,355	42,208
Taxes payable	57,272	-
Due to shareholders	100,304	100,050
TOTAL CURRENT LIABILITIES	1,165,647	680,261

TOTAL LIABILITIES	1,165,647	680,261

STOCKHOLDERS' EQUITY
Paid in capital	1	1
Accumulated other comprehensive income	133,433	127,492
Statutory reserves	249,362	249,362
Accumulated earnings	3,726,253	981,753
TOTAL STOCKHOLDERS' EQUITY	4,109,049	1,358,608

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,274,696	$2,038,869

The accompanying notes are an integral part of these financial statements.

HERO CAPITAL PROFITS LIMITED
AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008

	June 30, 2009	June 30, 2008

Revenues
Sales	$11,404,328	$3,002,468
Cost of sales	7,998,950	2,331,487
Gross profits	3,405,378	670,981

Operating expenses
Selling and marketing	441,556	111,407
General and administrative	259,800	72,827
Total Operating Expenses	701,356	184,234

Income (Loss) from Operations	2,704,022	486,747

Other income (expenses)
Non-operating income (expense)	40,478	32,936
Total other income (loss)	40,478	32,936

Income (loss) from Operations	2,744,500	519,683

Income taxes	-	-

Net Income (Loss)	2,744,500	519,683

Other comprehensive income (loss)
Foreign currency translation gain (loss)	5,941	101,958

Comprehensive income (loss)	$2,750,441	$621,641

The accompanying notes are an integral part of the financial statements

HERO CAPITAL PROFITS LIMITED
AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
AS OF JUNE 30, 2009 AND 2008

		Statutory	Accumulated other comprehensive	Accumulated	Total
	Capital	reserves	income(loss)	retained earnings	Equity

Balance as of July 1, 2007	$1	$249,362	$25,534	$462,070	$736,967

Net profit for the year				519,683	519,683
Foreign currency adjustment			101,958		101,958
Balance as of June 30, 2008	1	249,362	127,492	981,753	1,358,608

Net profit for the year				2,744,500	2,744,500
Foreign currency adjustment			5,941		5,941
Balance as of June 30, 2009	$1	$249,362	$133,433	$3,726,253	$4,109,049

The accompanying notes are an integral part of these consolidated financial statements

HERO CAPITAL PROFITS LIMITED
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008

	06/30/09	06/30/08
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,744,500	$519,683
Adjustments to reconcile net income (loss) to
net cash (used in) operating activities:
Depreciation	36,463	16,813
Accounts receivable ,trade	(1,857,239)	109,763
Prepayment	(1,302,602)	(106,630)
Inventory	94,415	(324,482)
Other receivable	127,940	(9,894)
Accounts payable	(29,769)	53,311
Tax payable	61,102	(62,818)
Other payable	521,110	(174,742)
Advances	85,941	(327)
NET CASH (USED IN) OPERATING ACTIVITIES	481,862	20,677

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(386,139)	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(386,139)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to shareholders	254	-
Proceeds from Notes Payable	73,180	212,008
Payments on Notes payable	(219,487)	(212,008)
NET CASH PROVIDED BY FINANCING ACTIVITIES	(146,053)	-

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	519	12,607

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(49,811)	33,284

CASH AND CASH EQUIVALENTS:
Beginning of period	136,219	102,935
End of period	$86,408	$136,219

The accompanying notes are an integral part of these financial statements.

HERO CPAITAL PROFITS LIMITED
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008
(STATED IN US DOLLARS)

1.	Corporate information and description of business

Hero Capital Profits Limited (the “Company”) is organized and existing under the laws of the British Virgin Island the Company’s wholly owned subsidiary is organized under the laws of the People’s Republic of China (the “PRC”), which was formed on November 30, 1998.

The Company is a limited liability company specializing in growing and selling ginger in China.

The Company’s customers include international companies and domestic enterprises in China. The company’s products are mainly sold to Japan and England.

2.           Summary of significant accounting policies

Basis of presentation

The accompanying audited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of trade receivables, other receivables, inventories, warranty reserve, deferred income taxes and the estimation on useful lives of property, plant and equipment.  Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value.  Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts.  In determining the collectability of the account, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables.  A considerable amount of judgment is required in assessing the amount of the allowance.  The Company considers the historical level of credit losses and applies percentages to aged receivables categories.  The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future.  If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting periods, the management establishes the general provisioning policy to make allowance equivalent to 0.5% of gross amount of trade receivables due less than 1 year, 5% of gross amount of trade receivables due from 1 to 2 years, 10% of gross amount of trade receivables due from 2 to 3 years. The management completely writes off the gross amount of trade receivables due over 3 years.  Additional specific provision is made against trade receivables to the extent which they are considered to be doubtful.

Bad debts are written off when identified. The Company does not accrue interest on trade receivables.

Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by the management and no significant additional bad debts have been written off directly to the profit and loss. This general provisioning policy has not changed in the past since establishment and the management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Inventories

Inventories are stated at the lower of cost or market value.  Cost is determined on a first in first out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In case of manufacturing inventories, cost includes an appropriate share of production overheads based on normal operating capacity.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down the inventories for estimated obsolescence or unmarketable inventories equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Equipment                       Straight-line for 5 to 20 years with a 3% salvage value
Building                           Straight-line for 20 years with a 5% salvage value

Maintenance or repairs are charged to expense as incurred.  Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

HERO CPAITAL PROFITS LIMITED
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008
(STATED IN US DOLLARS)

2.           Summary of significant accounting policies (Cont’d)
Impairment of long-lived assets

In accordance with SFAS No.144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable.

Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Revenue recognition

The Company’s revenue recognition policies are in accordance with Staff Accounting Bulletin 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

               Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, and trade and other receivables.  As of June 30, 2009 and 2008, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade and other receivables and maintains an allowance for doubtful accounts of trade and other receivables.

Foreign currencies translation

The reporting currency of the Company is the United States dollar (“U.S. dollars”).  Transactions denominated in currencies other than U.S. dollar are calculated at the average rate for the period.  Monetary assets and liabilities denominated in currencies other than U.S. dollar are translated into U.S. dollar at the rates of exchange ruling at the balance sheet date.  The resulting exchange differences are recorded in the other expenses in the statement of operations and comprehensive income.

The Company’s subsidiary maintains its books and records in its local currency, the Renminbi Yuan (“RMB”), which is functional currency as being the primary currency of the economic environment in which its operations are conducted.  In general, for consolidation purposes, the Company translates the subsidiary’s assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of operations is translated at average exchange rates during the reporting period.  Adjustments resulting from the translation of the subsidiary’s financial statements are recorded as accumulated other comprehensive income.

Comprehensive income (loss)

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable segment.

Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”.  The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, inventories, prepayment, accounts payable, other payables and accrued liabilities.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

Recently issued accounting pronouncements

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May, 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles," ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS No. 162 will be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The FASB has stated that it does not expect SFAS No. 162 will result in a change in current practice. The application of SFAS No. 162 will have no effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that

Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in

HERO CPAITAL PROFITS LIMITED
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008
(STATED IN US DOLLARS)

2.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company adopted the provisions of FSP 157-3, which did not impact the Company’s financial position or results of operations.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46(R)-8 did not have any impact on the Company's financial statements.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets”. FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1, which is effective for annual reporting periods ending after December 15, 2008, did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued FSP SFAS 157-4,  “Determining Whether a Market Is Not Active and a Transaction Is Not Distressed, ” (“FSP FAS 157-4”). FSP FAS 157-4 provides guidelines for making fair value measurements more consistent with the principles presented in SFAS 157. FSP FAS 157-4 provides additional authoritative guidance in determining whether a market is active or inactive, and whether a transaction is distressed, is applicable to all assets and liabilities (i.e. financial and nonfinancial) and will require enhanced disclosures. This standard is effective for periods ending after June 15, 2009. The Company is evaluating the impact that this standard will have on the Company’s financial position and results of operations.

In April 2009, the FASB issued FSP SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments in interim as well as in annual financial statements. FSP FAS 107-1 and APB 28-1 also amend APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. This standard is effective for periods ending after June 15, 2009. The Company is evaluating the impact that this standard will have on the Company’s financial position and results of operations.

3.	Accounts receivable, net

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that the allowances for doubtful accounts of $12,457 and $3,108 are required as of June 30, 2008, and 2007, respectively.

	June 30,
	2009	2008

Accounts receivable, gross	$2,491,574	$621,696

Less: allowance for doubtful accounts	(12,457)	(3,108)
Accounts receivable, net	$2,479,117	$618,588

4.	Inventories
	June 30,
	2009	2008

Inventories	$730,065	$821,253

For the years ended June 30, 2009 and 2008, no provision for obsolete inventories was recorded by the Company.

5.	Prepayments

The balance of $1,437,450 and $133,735 as of June 30, 2009 and 2008 respectively represent prepaid rent, supplies and other items used in growing and packaging of the ginger.

6.	Amount due to shareholder

The amount is interest-free, unsecured and repayable when the Company is in a position to do so.

7.	Capital

The Parent is a BVI limited liability company.

The subsidiary is wholly owned non-joint capital stock enterprise and therefore the capital stock, consistent with most of the PRC enterprises, is not divided into a specific number of shares having a stated nominal amount.

HERO CPAITAL PROFITS LIMITED
NOTES TO AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008
(STATED IN US DOLLARS)

8.	Statutory and other reserves

In accordance with the relevant laws and regulations of the PRC and articles of association, the Company is required to appropriate 10% and 5% of the net profit as reported in the Company’s PRC statutory financial statements to the statutory reserve fund and staff welfare fund respectively, after offsetting prior years’ losses.

When the balance of the statutory reserve fund reaches 50% of the registered capital, any further appropriation is optional. Upon approval from the board of directors or members, the statutory reserve can be used to offset accumulated losses or to increase registered capital.

The staff welfare fund can only be utilized on capital items for the collective benefits of the Company’s employees and is non-distributable other than in liquidation.

9.	Income taxes

The Company’s wholly owned subsidiary is subject to the PRC Enterprise Income Tax (“EIT”) at the statutory rate of 33% on the profits as reported in the Company’s PRC statutory financial statements as adjusted by profit and loss items that are not taxable or deductible.  During the fiscal year 2008 and 2009, the Company is exempt from the EIT under the new law as detailed below. The company expects its exemption to continue since it operates in the rural agricultural business.

PRC’s legislative body, the National People’s Congress, adopted the unified EIT Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five year period beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

No Income taxes have been included in the statements of operations and comprehensive loss for the reporting periods for EIT for the Company’s continuing operations in the PRC.

Value added tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with the PRC laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s products can be used to offset the VAT due on the sales of the products.

10.          Commitments and contingencies

On January 1, 2009, the company entered two lease agreements with local village. Pursuant to these agreements, total area of 3.335 million square meters (5,000 acres) of land is leased from January 1, 2009 to December 31, 2023, with total annual lease payment of $436,116 (3,000,000 RMB).

11.          Concentration and risk

The Company's operations are carried out in the People’s Republic of China (“PRC”). Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(a)	Major customers

For the years ended June 30, 2009 and 2008, 100% of the Company’s assets were located in the PRC

The Company had 4 customers that individually comprised 72% and 80% of net revenue for the years ended June 30, 2009 and 2008.

   As of June 30, 2009
Customers		Revenues			Accounts Receivable
Customer A		$3,116,065	27%		$824,005
		2,360,222	21%		715,051
		1,562,463	14%		147,036
		1,198,702	10%		239,336

	Total:	$8,237,452	72%	Total:	$1,925,429

As of June 30, 2008
Customers		Revenues			Accounts Receivable
Customer A		$870,715	29%		$10,781
		840,691	28%		237,917
		450,370	15%		45,025
		240,197	8%		1,821

	Total:	$2,401,974	80%	Total:	$295,546

(b)   Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

12.         Short-term borrowing (Line of Credit)

On March 31, 2009, the company entered a loan agreement with Chinese Commercial Bank for $73,186 (500,000 RMB) (Maximum Line of Credit $292,745 (2,000,000 RMB). The loan has monthly interest rate of 6.885% and matures in six months. As of June 30, 2009, the outstanding amount of this loan is $73,186 (500,000 RMB).

On March 20, 2008, the company entered a loan agreement with local Agriculture Bank for $218,688 (1,500,000 RMB) (Maximum Line of Credit 3,000,000 RMB). The loan has annual interest rate of 11.205% and matures in one year. This loan was paid off in total in March, 2009.

On March 26, 2007, the company entered a loan agreement with local Agriculture Bank for $196,967 (1,500,000 RMB) (Maximum Line of Credit 3,000,000RMB). The loan has annual interest rate of 10.224% and matures in one year. This loan was paid off in total in March, 2008.

13.   Supplemental cash flow disclosures

              Cash paid during the period ended June 30, 2009 and 2008 for interest and income taxes:

	2009	2008
Interest	$17,361	$24,455
Income tax	1,322	59,740